Exhibit 16.1
KLJ &- Associates. LLP CERTIFIED PUBLIC ACCOUNTANTS

February 27, 2017
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549
We have read the statements of All Soft Gels Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated February 23, 2017 and agree with such statements as they pertain to our firm.
Sincerely,
/s/KLJ & Associates, LLP

5201 Eden Avenue
Suite 300
Edina, Minnesota 55436
630.277.2330